Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S–8 of our report, dated March 30, 2011, relating to the financial statements which appear in LecTec Corporation’s Annual Report on Form 10–K for the year ended December 31, 2010.
/s/ LURIE BESIKOF LAPIDUS & COMPANY, LLP
Minneapolis, Minnesota
April 15, 2011